UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 21, 2010

_______________________

CRYOLIFE, INC.
(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________
(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8   Other Events

Item 8.01   Other Events.

On January 21, 2010, CryoLife, Inc. (“CryoLife”) mailed a package to the shareholders of Medafor, Inc. (“Medafor”) in relation to its proposal to combine the two companies.  The package included a letter to the Medafor shareholders, an introductory letter to CryoLife’s 25th Anniversary booklet, CryoLife’s 25th Anniversary booklet, and an insert addressing compliance with Rule 165 promulgated under the Securities Act of 1933, as amended, all of which are attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively.  CryoLife also issued a press release dated January 21, 2010, attached hereto as Exhibit 99.5, in conjunction with the mailing.  The documents are available at www.cryolife.com/medaforoffer or have otherwise been disseminated by CryoLife.

This filing and the exhibits are provided for informational purposes only and are not offers to purchase nor a solicitation of offers to sell shares of Medafor or CryoLife. Subject to future developments, CryoLife may file a registration statement and/or tender offer documents and/or proxy statement with the SEC in connection with the proposed combination.  Shareholders should read those filings, and any other filings made by CryoLife with the SEC in connection with the combination, as they will contain important information.  Those documents, if and when filed, as well as CryoLife’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at CryoLife’s website at www.cryolife.com.

Section 9            Financial Statements and Exhibits

Item 9.01(d)       Exhibits.

(a) Financial Statements.
Not applicable.

(b) Pro Forma Financial Information.
Not applicable.

(c) Shell Company Transactions.
Not applicable.

(d) Exhibits.

Exhibit Number           Description

99.1	Letter to Medafor, Inc. Shareholders dated January 21, 2010

99.2	Introductory Letter to CryoLife’s 25th Anniversary Booklet dated May 2009

99.3	CryoLife, Inc. 25th Anniversary Booklet dated May 2009

99.4	Insert addressing compliance with Rule 165 promulgated pursuant to the Securities Act of 1933, as amended

99.5	Press Release dated January 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: January 21, 2010	By:	/s/ D.A. Lee
	Name:	D. Ashley Lee
	Title:	Executive Vice President, Chief
Operating Officer and Chief
Financial Officer